Investor Presentation – Fixed Income Investor Supplement

May/June 2017



Pacific City – Huntington Beach, CA
Estimated Completion: 1Q 2018
Unencumbered Wholly-Owned



Investor Relations:
Chris Van Ens
720.348.7762

BALANCE SHEET

Well Laddered Maturity Schedule


CONSOLIDATED DEBT MATURITY SCHEDULE WITH EXTENSIONS AS OF 3/31/2017
Avg Rate 1.27% 3.96% 4.27% 3.87% 2.28% 4.62% 3.47% 3.99% 4.26% 2.99% 0.00% 1.39%
$3.5B Total Debt
3.7% Avg Rate
4.6 Yr Avg Term
$600
$500
$400
$300
$200
$100
$0
8% $270
220
50
14% $511
300
211
10% $353
36
317
14% $498
300
198
10% $351
350
1
11% $401
400
1
1% $41
41
9% $316
316
12% $428
300
128
10% $350
300
50
0% $ -
1% $27
27
2017 2018 2019 2020 2021 2022 2023 2024 2025 2026 2027 Thereafter
Secured
Unsecured
Line/CP

Strong Balance Sheet

Key Balance Sheet Metrics	1Q17	YE 2017E	YE 2018E
Debt to Assets	32.9%	31% to 33%	31% to 33%
Fixed Charge Coverage Ratio	4.8x	4.7x to 5.1x	4.8x to 5.2x
Net Debt to EBITDA	5.4x	4.9x to 5.3x	4.8x to 5.2x

Senior Unsecured Note Covenants	1Q17	Covenant
Debt as a percentage of Total Assets	32.9%	≤ 65.0%
Consolidated Income Available for Debt Service to Annual Service Charge	5.0x	≥ 1.5x
Secured Debt as a percentage of Total Assets	9.6%	≤ 40.0%
Total Unencumbered Assets to Unsecured Debt	319.3%	≥ 150.0%



100 Pier 4 – Boston, MA
Unencumbered Wholly-Owned



Elements–Bellevue, WA
Unencumbered Wholly-Owned

BALANCE SHEET METRICS

Strong Improvement Since 2009

- Since the financial crisis, UDR has worked to improve the strength of our balance sheet.
- Moving forward, improving operating fundamentals should continue to support additional organic deleveraging.
- UDR will continue to have a preference for unsecured debt.

Unencumbered REO

Unencumbered REO has improved from 51.2% in 2009, to 80.3% as of March 31, 2017.


85%
80%
75%
70%
65%
60%
55%
50%
45%
40%
51.2%
80.3%
2009 2010 2011 2012 2013 2014 2015 2016 1Q17

Debt-to-Assets

Debt-to-Assets has improved from 52.8% in 2009, to 32.9% as of March 31, 2017.


55%
50%
45%
40%
35%
30%
25%
20%
52.8%
32.9%
2009 2010 2011 2012 2013 2014 2015 2016 1Q17

Net Debt-to-EBITDA

Net Debt-to-EBITDA has improved from 9.8x in 2009, to 5.4x as of March 31, 2017.


10.0
9.0
8.0
7.0
6.0
5.0
4.0
9.8x
5.4x
2009 2010 2011 2012 2013 2014 2015 2016 1Q17

Fixed Charge Coverage

Fixed Charge Coverage Ratio has improved from 2.0x in 2009, to 4.8x as of March 31, 2017.


5.0
4.5
4.0
3.5
3.0
2.5
2.0
1.5
1.0
2.0x
4.8x
2009 2010 2011 2012 2013 2014 2015 2016 1Q17

UNENCUMBERED POOL

UNENCUMBERED POOL TRANSFORMATION SINCE 2009

- $4.7B increase in the Unencumbered Pool, concentrated in Core Markets
- 80% of REO Unencumbered today versus 51% in 2009
- Average age reduced to 19 in 2017 from 23 in 2009

Unencumbered Pool Overview	4Q09	1Q17
Unencumbered REO	$3.2 billion	$7.9 billion
Number of Communities	101	105
Number of Homes	24,376	29,913
Average Age	23 Years	19 Years
% of Total REO	51%	80%



2,861 Homes
$1.8B REO
92% of Total
7,492 Homes
$1.9B REO
77% of Total
11,942 Homes
$3.4B REO
82% of Total
1,880 Homes
$191M REO
41% of Total
5,738 Homes
$550M REO
73% of Total

NOTES

NOTES

NOTES

Investor Relations Contact:
Chris Van Ens
cvanens@udr.com
720.348.7762